                                                                   EXHIBIT 10.13


              AGREEMENT FOR THE SALE AND PURCHASE OF ASSETS
              ---------------------------------------------


          AGREEMENT FOR THE SALE AND PURCHASE OF ASSETS, dated as of January 28, 2000, by and between ARMSTRONG AG CENTER, INC., an Iowa corporation with its principal place of business at 5650 205/th/ Street, Box 79, Armstrong, Iowa 50514 ("Seller") and ROYSTER-CLARK, INC. , a Delaware corporation with its principal place of business at 999 Waterside Drive, Suite 800, Norfolk, VA 23510 ("Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Seller owns certain assets used by Seller in the manufacture and sale of fertilizer and seed products and the sale of related chemical products and agronomic and application services for and to farmers and others; and

          WHEREAS, Purchaser desires to purchase such assets, together with the business associated therewith, and Seller is willing to sell the same to Purchaser, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties hereinafter set forth, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:


                                   ARTICLE I
                              CERTAIN DEFINITIONS
                              -------------------

          As used herein, the following terms shall have the following meanings:

          1.1   "Agreement" shall mean this agreement as executed by the parties
                 ---------
hereto and all exhibits, schedules or other documents which are annexed hereto and made a part hereof.

          1.2   "Business" shall mean the manufacture and sale of fertilizer and
                 --------
seed products and the sale of related chemical products and agronomic and application services for and to farmers and others, as currently being conducted by Seller.

          1.3   "Closing Date" shall mean January 28, 2000 or such adjourned
                 ------------
date not later than February 10, 2000 as Buyer and Seller may designate.

          1.4   "Contracts" shall mean the leases, rental agreements and other
                 ---------
agreements listed on Schedule 1.4.
                     ------------

          1.5   "Disclosure Schedules" shall mean, collectively, the several
                 --------------------
Schedules

          1.6   "Equipment" shall mean all of the Seller's equipment, machinery,
                 ---------
furniture, fixtures, motor vehicles, other rolling stock, tanks, bins, pallets, computers and related items, and all components thereof and spare parts therefor and other tangible personal property owned by the Seller and used in the Business, all as listed on Schedule 1.6
                           ------------

          1.7   "Excluded Assets" shall mean all [of Seller's United Suppliers
                 ---------------
patronage dividends accrued through the Closing Date, and all other] properties and assets owned by Seller that are not used in the Business and are not included in the definition of Purchased Assets herein.

          1.8   "Facilities"  shall mean all land, buildings and improvements at
                 ----------
Seller's facilities at Armstrong, Iowa and Halfa, Iowa, as more particularly described on Schedule 1.8.
             ------------

          1.9   "Intangible Property" shall mean (a) all United States
                 -------------------
Environmental Protection Agency and state and local environmental, land use and zoning related permits, licenses and approvals utilized by Seller in connection with the Business, (b) Seller's customer and vendor lists, files and sales and marketing data related to the Business; and (c) all goodwill of the Business and other intangible assets of Seller used in the Business.

          1.10  "Inventory" shall mean all of Seller's (a) finished goods
                 ---------
Products, and (b) raw materials, work-in-process and supplies on hand or on order as of the Closing Date for use in the Business, as determined by the physical count provided for in Section 2.3(a); provided, however, that "Inventory" shall not include any finished goods that Purchaser reasonably deems to be not of good and saleable quality or to be obsolete; and shall not include any pallets or other supplies that Purchaser reasonably deems to be in excess of the short- term needs of the Business after the Closing, or not to be in readily usable condition.

          1.11  "Inventory Price" shall mean the lesser of Seller's direct cost
                 ---------------
of the Inventory as of the Closing Date, or the direct replacement cost thereof as of the Closing Date, as reasonably determined by Purchaser's accountants in accordance with generally accepted accounting principles consistently applied.

          1.12  "Material Adverse Effect" shall mean a material adverse effect
                 -----------------------
on (i) the ability of the Seller to perform its obligations under this Agreement, (ii) the legality or validity of the conduct of the Business by Seller prior to the Closing or by Purchaser after the Closing, or (iii) the capacity of Seller prior to the Closing or of Purchaser after the Closing to use or operate any of the Purchased Assets.

          1.13  "Miscellaneous Assets" shall mean all of Seller's promotion and
                 --------------------
advertising materials relating to the Business, business records and books of accounting relating to Business and all other assets identified on Schedule
                                                                   --------
1.13.
----
          1.14  "Person" shall mean any individual or partnership, corporation,
                 ------
association, trust or other entity.

          1.15  "Prepayments" shall mean Seller's obligations, to the extent not
                 -----------
fulfilled as of the Closing Date, to deliver goods and/or services to customers of the Business pursuant to cash prepayments or deposits received by Seller on or before the Closing Date, as set forth on Schedule 1.15 hereto.
                                            -------------

          1.16  "Purchased Assets" shall mean all of the Seller's right, title,
                 ----------------
interest and estate owned on the Closing Date in and to all of the following assets intended to be sold to Purchaser hereunder:

                (i)   the Facilities;

                (ii)  the Contracts;

                (iii) the Equipment;

                (iv)  the Intangible Property;

                (v)   the Inventory;

                (vi)  Seller's Accounts; and

                (vii) the Miscellaneous Assets.

          1.17 "Real Estate Escrow" shall mean the escrow established pursuant to Section 2.5.

          1.18 "Real Estate Escrow Agreement" mean the escrow agreement described in Section 2.5.

          1.19  "Seller's Accounts" shall mean all of the Seller's accounts and
                 -----------------
notes receivable generated in connection with the Business, excluding rebates receivable from chemical and seed manufacturers.

          1.20  "Seller's Accounts Purchase Price" shall be the amount to be
                 --------------------------------
paid by Purchaser hereunder for Seller's Accounts, calculated pursuant to
Section 2.3(b).


                                  ARTICLE II
                     PURCHASE AND SALE OF PURCHASED ASSETS
                     -------------------------------------

          2.1   Purchase of Assets.  Subject to the terms and conditions herein
                ------------------
set forth, on the Closing Date, Purchaser will purchase and acquire, and Seller will sell, assign, convey and transfer to Purchaser, the Purchased Assets and the Business.

          2.2   Consideration.  (a) The total consideration for the purchase of
                -------------
the Purchased Assets and the Business as provided herein and Seller's other obligations under this Agreement shall be the Settlement Amount (as defined in Section 2.2(b) below) plus the Real Estate Escrow amount plus Purchaser's obligations under Article III.

     (b) The cash portion of the purchase price hereunder (the "Settlement Amount") shall be the sum of the Seller's Accounts Payable Purchase Price, plus the Inventory Purchase Price, plus Three Hundred Fifty Thousand Dollars ($350,000.00), minus the Real Estate Escrow amount, minus the amount the dollar
               -----                                -----
amount of the Prepayments shown on Schedule 1.15 that are to be assumed by
                                   -------------
Purchaser under Section 3.1.

     (c)  The purchase price hereunder shall be allocated as shown on Schedule
                                                                      --------
2.2(c), which shall be updated on the Settlement Date to reflect the final
------
calculation of the Settlement Amount. The parties will follow and use such allocation on all income, sales, registration and other tax returns, filings or other related reports made by either of them to any governmental agencies. To the extent that disclosures of such allocation are required to be made by the parties to the Internal Revenue Service ("IRS") under any provisions of the Internal Revenue Code or any regulations thereunder, each of the parties will disclose such reports to the others prior to filing the same with the IRS.

          2.3   Purchase Price Calculations, Payments and Adjustments: (a)
                -----------------------------------------------------
Within three (3) days after the Closing Date, Purchaser shall, together with Seller's representatives, conduct a physical count of the Inventory as of the Closing Date and based upon such physical count, Purchaser shall calculate the Inventory Price and shall deliver to Seller a written statement of such calculation. If within ten (10) days after its receipt of such statement Seller shall not have notified Purchaser in writing of its objection to such calculations setting forth in reasonable detail a reasonable basis for such objection, such calculation of the Inventory Price shall be final and binding upon the parties, absent manifest error. If Seller shall give timely written notice of its objection as aforesaid, the parties shall negotiate in good faith to resolve the dispute. If, within ten (10) days after Purchaser's receipt of such notice of objection from Seller, such dispute shall not have been resolved, the matter shall be submitted to Roessler & Nuss & Co., PA, independent accountants, for a final and binding determination of the Inventory Price. All fees and charges of Roessler & Nuss for such services shall be borne by the parties equally. On the third (3rd) day after the final and binding determination of the Inventory Price as provided herein, or on such earlier date as the parties may agree upon (the "Settlement Date"), the Settlement Amount shall be paid as follows: (i) if the Settlement Amount is a positive number (that is, if the sum of the Seller's Accounts Payable Purchase Price, plus the Inventory Purchase Price, plus Five Hundred Thousand Dollars ($500,000.00), shall exceed the dollar amount of the Prepayments shown on Schedule 1.15),
                                                           -------------
Purchaser shall pay the amount of such excess to Seller; or (ii) if the Settlement Amount is a negative number (that is, if the sum of the Seller's Accounts Purchase Price, plus the Inventory Purchase Price, plus Five Hundred Thousand Dollars ($500,000.00), shall be less than the dollar amount of the Prepayments shown on Schedule 1.15), Seller shall pay the amount of such
                     -------------
shortfall to Purchaser; in either case by bank check or wire transfer of immediately available funds to the account designated in writing by the party entitled to receive such payment hereunder.

     (b)(i) The Seller's Accounts Purchase Price shall be calculated as of the Closing Date as follows:

     (A) all Seller's Accounts created within thirty (30) days before the Closing Date shall be valued at 100% of their face value;

     (B) all Seller's Accounts created within thirty-one (31) to sixty (60) days before the Closing Date shall be valued at 85% of their face value;

     (C) all Seller's Accounts created within sixty-one (61) to ninety (90) days before the Closing Date shall be valued at 70% of their face value; and

     (D) all Seller's Accounts created more than ninety (90) days before the Closing Date shall be value at 25% of their face value.

     (ii) Following the Closing, the Seller's Accounts Purchase Price shall be adjusted and paid as follows:

     (A) All collections of Seller's Accounts during the ninety (90) day period commencing on the Closing Date (the "Collection Period"), up to an aggregate amount equal to the Seller's Accounts Purchase Price, shall be retained by Purchaser, and all such collections during the Collection Period in excess of that amount shall be promptly paid over to Seller; and

     (B) Upon expiration of the Collection Period, all Seller's Accounts then unpaid and outstanding shall be reassigned to Seller, and if the total collections of Seller's Accounts during the Collection Period shall have been less than the Seller's Accounts Purchase Price, Seller shall pay Purchaser the amount of such shortfall by bank check or wire transfer of immediately available funds to Purchaser's account.

  (iii) During the Collection Period, Purchaser shall make commercially reasonable efforts to collect Seller's Accounts, consistent with its normal collection practices which may include, without limitation, a refusal to extend further credit to customers whose accounts are in arrears.

          2.4   Expenses and Taxes of Transfer.  All sales, use and transfer
                ------------------------------
taxes and recording fees arising out of or relating to the Purchased Assets shall be borne and paid for by the party who pursuant to applicable law incurs the cost, fee or tax. Nothing contained in this Agreement shall be construed to obligate or require the Purchaser to pay, or be liable for, any business, occupation, withholding, income or similar taxes or any tax of any kind related to any period prior to the Closing Date.

          2.5   Real Estate Escrow.  To secure against any decrease in the value
                ------------------
of the Facilities resulting from any encumbrances, rights of way, easements, encroachments or other exceptions or defects in title excluded from the coverage of any title insurance policies on the Facilities obtained by Purchaser as of the Closing Date but which may be revealed upon delivery to Purchaser of property surveys covering the Facilities in form and substance satisfactory to it , and from any costs or expenses incurred by Purchaser to remove, cure or mitigate any such encumbrances, rights of way, easements, encroachments or other exceptions or defects, at the Closing, Purchaser and Seller will enter into an escrow agreement with Blethan, Gage & Krause, PLLP as escrow agent in the form attached hereto as Exhibit 2 (the "Real Estate Escrow Agreement"), and Purchaser will deliver the sum of $25,000.00 (the "Real Estate Escrow") to such escrow agent by bank check or wire transfer of immediately available funds to the account specified by such escrow agent for that purpose.

                                  ARTICLE III
                              ASSUMED LIABILITIES
                              -------------------

          Subject to the terms and conditions of this Agreement, Seller shall assign or cause to be assigned, and Purchaser shall assume, pay, perform and discharge all of Seller's obligations under the Prepayments that remain unfulfilled as of the Closing Date, and all of Seller's obligations incurred or arising under the Contracts, with respect to the period commencing on the day following the Closing Date. Purchaser shall not assume, nor shall Purchaser be obligated to pay, perform or discharge, any debts, obligations, contracts or liabilities of Seller, whether fixed, unliquidated, absolute, contingent or otherwise, not arising under a Prepayment or a Contract, or expressly set forth in Schedule 3.1 including, without limitation, any federal, state or local tax
   ------------
liabilities, any indebtedness for monies borrowed, or any other liability.


                                  ARTICLE IV
                      CLOSING AND POST-CLOSING DELIVERIES
                      -----------------------------------

          4.1   Time and Place.  The consummation of the transactions
                --------------
contemplated by this Agreement shall take place on the Closing Date at the offices of Frundt & Johnson, 117 West Fifth, Blue Earth, MN 56031 or at such other place as may be mutually agreed upon in writing between Purchaser and Seller.

          4.2   Deliveries at Closing by Purchaser.  At the Closing, Purchaser
                ----------------------------------
shall execute and deliver to Seller such instrument or instruments reasonably satisfactory to Seller and its counsel as shall be reasonably necessary to effect the assumption by Purchaser of all of the undischarged obligations and liabilities of Seller under the Contracts which Purchaser has agreed to assume in accordance with the provisions of Section 3.1 hereof.

          4.3   Deliveries at Closing by Seller.  At the Closing, Seller shall,
                -------------------------------
subject to the terms and conditions of this Agreement, sell, assign, convey and transfer the Purchased Assets or cause the same to be assigned, conveyed and transferred to Purchaser by delivery to Purchaser of all such bills of sale, warranty deeds, endorsements, assignments and other good and sufficient instruments of transfer and conveyance as shall be effective to vest in Purchaser title to the Purchased Assets and as shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

          4.4   Other Deliveries at Closing.  At the Closing, Purchaser and
                ---------------------------
Robert Petersen shall enter into an Employment and Noncompetition Agreement in substantially the form attached hereto as Exhibit 1, and Purchaser and Seller
                                          ---------
shall enter into the Real Estate Escrow Agreement in substantially the form attached hereto as Exhibit 2.

          4.5   Closing Document Escrow.  All documents delivered at the Closing
                -----------------------
pursuant to Section 4.2, 4.3 and 4.4 hereof shall be held in escrow by Frundt & Johnson, LP until payment of the Settlement Amount pursuant to Section 2.3(a), at which time they shall be released to their intended recipients.


                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

          Seller represents and warrants to Purchaser as follows:

          5.1   Organization and Good Standing. Seller is a corporation, validly
                ------------------------------
existing and in good standing under the laws of the State of Iowa and it has all requisite power and authority to own, lease and operate the Purchased Assets and to carry on the Business.

          5.2   Corporate Authority. Seller has full corporate authority and
                -------------------
power to execute, deliver and perform this Agreement in accordance with its terms, this Agreement and all the transactions contemplated hereby on its part to be performed have been duly authorized by all requisite action of Seller, and no further authorization or approval of its stockholders or directors is necessary in order to enable it to enter into and perform the same.

          5.3   No Breach. Subject to the granting of such consents, waivers and
                ---------
approvals by third parties to those Contracts identified on Schedule 5.3 or
                                                            ------------
otherwise required under any of the obligations or commitments described on
Schedule 5.8 in order to permit the assignment of such Contracts or the transfer
------------
of the Purchased Assets to the Purchaser or otherwise to consummate the transactions contemplated by this Agreement, and the transactions contemplated hereby, the execution and consummation of this Agreement will not result in a breach, violation or default or give rise to an event which, either with or without notice or the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of (i) its Certificate of Incorporation or Bylaws, (ii) any statute, or governmental regulation or rule, or (iii) any note, bond, mortgage, lease, license, permit, indenture, agreement, judgment, decree, order or other instrument, obligation or restriction to which Seller is a party or by which Seller or any of the Purchased Assets may be bound or affected.

          5.4   Valid Agreement. This Agreement constitutes Seller's valid and
                ---------------
binding obligation, enforceable against it in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity (including the availability of equitable and other discretionary remedies and equitable defenses), whether considered in an action in law or in equity.

          5.5   Financial Statements. The Financial Statements of the Seller for
                --------------------
the years ended December 31, 1998 and 1999 included in Schedule 5.5, fairly
                                                       ------------
represent in all material respects the financial condition of the Business as of the dates thereof and the results of operations for the periods then ended and have been consistently prepared, in all material respects, in accordance with generally accepted accounting principles.

          5.6   Conduct of Business. Except as and to the extent disclosed in
                -------------------
Schedule 5.6A, since December 31, 1999, Seller has:
-------------

           (i) conducted the Business in the ordinary course and has not acquired or sold, transferred, permitted to lapse or disposed of any of the Purchased Assets or made any capital expenditures with respect thereto except in the ordinary course of business;

           (ii) not incurred any obligations or liabilities, absolute or contingent, for which Purchaser will be liable or otherwise responsible except obligations under Contracts incurred in the ordinary course of business;

           (iii) not mortgaged, pledged or subjected any of the Purchased Assets to any lien, charge or any other encumbrance, other than the lien of current personal or real property taxes not yet due and payable, if any;

           (iv) not materially changed its credit practices or other business policies or practices;

           (v) neither created, incurred, assumed, guaranteed nor otherwise become liable with respect to any indebtedness for money borrowed relating to or otherwise affecting any of the Purchased Assets other than as provided in the Contracts;

           (vi) not suffered any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the Purchased Assets; and

           (vii) not experienced any materially adverse change in its relationships with customers or vendors of supplies used by Seller in the Business, except changes in the ordinary course of business which do not have a Material Adverse Effect.

Schedule 5.6B contains a complete and accurate list of the ten (10) largest
-------------
customers and ten (10) largest suppliers of Seller, for the twelve (12) months ended December 31, 1999. To the Seller's best knowledge, except as described on
Schedule 5.6B, there has been no termination or cancellation of the business
-------------
relationship of Seller with any material vendor or any customer or group of customers and none is threatened or reasonably anticipated.

          5.7   Title to Purchased Assets. Except as and to the extent disclosed
                -------------------------
in Schedule 5.7, Seller has good and marketable title to the Purchased Assets
   ------------
free and clear of all mortgages, liens, pledges, charges, encumbrances or restrictions of any nature whatsoever, except for minor imperfections of title and liens and encumbrances not otherwise identified in the Disclosure Schedules which do not materially detract from the value of or impair the use of the Purchased Assets as such assets are currently utilized and the lien of current taxes not yet due and payable, subject only to the obligation to perform the executory obligations of the Seller under the Contracts after the Closing Date.

          5.8   Contracts. Except as set forth in the Contracts or on Schedule
                ---------                                             --------
5.8, neither the Seller nor any of the Purchased Assets is subject to or bound
---
by any agreement, contract, lease, license, commitment or restriction which in any way affects, or after the Closing will affect, any of the Purchased Assets or the use or operation thereof, or which requires the waiver of any term or condition or the approval or consent of any third party to the consummation of the transactions contemplated hereby or which would be violated or would result in any liability or any acceleration of liability to the Seller or the Purchaser without such waiver, approval or consent. There is not, with respect to any contract, agreement, commitment, restriction or other instrument or document to which Seller is a party or by which any of the Purchased Assets is bound, any existing default (or any event which, with or without notice or lapse of time, or both, would constitute a default) on the part of the Seller that would have a Material Adverse Effect, and the Seller has received no notice of any such default (or event). The Contracts include all agreements to which Seller is a party or by which it or its properties are or may be bound, that relate to the Business or the Purchased Assets.

          5.9   Compliance with Applicable Law
                ------------------------------

          (a) The business, operations and activities of the Seller, insofar as they relate to the Purchased Assets, are not in violation of any applicable municipal, local, state or federal laws (excluding laws regulating the discharge into the environment of toxic or otherwise hazardous substances that are addressed exclusively in Section 5.10), ordinances, certificates of occupancy, rules or regulations, which violation or the correction of which has resulted in or might have a Material Adverse Effect. Except as disclosed on Schedule 5.9A or
                                                                ----------------
Schedule 5.10, the Seller is not presently operating under, subject to, in
-------------
violation of or in default with respect to, any judgment, order, writ, injunction or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency or instrumentality limiting or adversely affecting the Seller's ability to conduct the Business.

          (b)   Except as disclosed in Schedule 5.9B or Schedule 5.10, Seller
                                       ------------------------------
possesses all permits, licenses, orders and approvals of all federal, state and local governmental or regulatory bodies required for Seller to conduct the Business and to use the Purchased Assets in connection therewith. None of such permits, licenses, orders or approvals will be affected by the consummation of the transactions contemplated by this Agreement. All such permits, licenses, orders or approvals are included in the Intangible

Properties to be transferred to Purchaser hereunder, all are transferable to Purchaser at the Closing, and no approval or authorization of or filing with any governmental authority on the part of Seller is required as a condition to the execution and delivery of this Agreement, or the consummation by Seller of the transactions contemplated hereby, except as otherwise contemplated hereby.

          5.10  Environmental Matters.  Except for such matters that are
                ---------------------
disclosed on Schedule 5.10,:
             -------------

          (a) The Seller is in compliance with all applicable governmental rules and regulations relating to environmental laws;

          (b) The Seller does not generate, transport, treat, store, or dispose of any hazardous wastes on any of the Facilities, and none of the Facilities contains (including without limitation, containment by means of any storage tank, drum, container or barrel) any Hazardous Substance;

          (c) There are no present or past environmental conditions or violations of any existing environmental law in any way relating to the Seller or the Facilities caused by the Seller, or any other Person, that are likely to lead to the imposition of any liability or that would give rise to any civil or criminal litigation, suit, action, claim, proceeding or investigation by any Person, including any governmental authority;

          (d) The Seller has not sent, transported, caused the transportation of or disposed of any Hazardous Substance at any site, location or facility;

          (e) There are no above-ground or underground waste disposal units, including landfills, surface impoundments, pits, ponds or lagoons, whether now in use or formerly used and still containing contaminants, or any above-ground or underground storage tanks, or subsurface disposal systems, including injection wells, dry wells, leach fields or septic systems, on the Facilities; and

          (f) There is no pending or threatened civil or criminal litigation or suit, action, claim, proceeding or investigation by any Person, including any governmental authority, or written notice of violation of, or formal administrative proceeding relating to, any environmental laws involving the Seller, the Facilities or any of the other Purchased Assets, and there is no basis for any such civil or criminal litigation, suit, action, claim, proceeding or investigation.

          (g) For purposes of this Agreement, "Hazardous Substance" shall include, without limitation: (i) "hazardous substances" as that term is defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq., (ii) "hazardous waste" as that term is defined by the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. 6901 et seq., or other applicable federal, state, or local law, rule, regulation, ordinance or requirement, all as amended or hereafter amended; (iii) any petroleum or petroleum derivatives which are liquid at ambient air temperature and pressure; (iv) any radioactive material in any form or condition; and (v) asbestos in any form or condition.

          5.11  Legal Proceedings. Except as disclosed in Schedule 5.11, there
                -----------------                         -------------
are no civil, criminal, administrative or other proceedings or investigations pending or, to the best of its knowledge, threatened, against it or relating to the Purchased Assets, which, if adversely determined, might have a Material Adverse Effect or which questions or challenges the validity of this Agreement, any of the transactions contemplated hereby or any action taken or to be taken by it in connection herewith, and it has no knowledge of any basis for any such proceeding or investigation.

          5.12  ERISA: Labor Matters.
                --------------------

          (a)   Except as described on Schedule 5.12, Seller has no employee
                                       -------------
benefit or welfare plans.

          (b) There are no violations by Seller of any applicable legal requirements under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other similar laws, rules or regulations. No liability to the Pension Benefit Guaranty Corporation or to any employees of Seller will be incurred by the Purchaser upon consummation of the transactions contemplated hereby.

          (c) There is no complaint, strike, dispute, slow down or stoppage involving Seller's employees pending or, to Seller's knowledge, threatened against the Seller or any other Person which may affect any of the Purchased Assets or the consummation of the transactions contemplated hereby.

          (d) No person or party (including, but not limited to, any governmental authority) has asserted any claim or to the Seller's best knowledge, has any basis for any action or proceeding, against the Seller arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices, or occupational safety and health standards (including, without limitation, The Fair Labor Standards Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; or the Age Discrimination in Employment Act of 1967, as amended.

          5.13  Taxes. All federal, state, and local tax returns and reports
                -----
required by law to be filed by Seller, the non-filing of which could have a Materially Adverse Effect, have been filed and all taxes shown thereon to be due and payable by it have been paid.

          5.14  Condition of Assets. Except as disclosed on Schedule 5.14:
                -------------------                         -------------

          (a) The Purchased Assets constitute all the assets and other properties necessary or appropriate for the conduct of the Business as currently conducted by Seller.

          (b) The Facilities are structurally sound with no known material defects, in substantially good operating condition and repair, are reasonably adequate for the uses to which they are being put, and are in compliance with all applicable health, fire, environmental, safety, zoning, building and other laws and ordinances.

          (c) All of the Equipment being acquired hereunder is and on the Closing Date will be in good condition and repair, ordinary wear and tear excepted, and free from defects.

          (d) There are no patents, patent applications, trademarks, trademark applications or registrations, pending or existing, owned by, registered in the name of, or licensed by Seller or in which Seller has any rights that are currently being utilized in the Business, there are no material infringing uses of any intellectual property rights included in the Intangible Property and Seller has not received any notice of any pending conflict with the rights of any other Person with respect to such intellectual property rights.

          (e) Each of the Contracts is in full force and effect as of the date hereof. Seller and, to the best of Seller's knowledge, the other parties thereto are in compliance with the material terms thereof. No event exists which, after the passage of time or the giving of notice, or both, would give rise to a material breach, violation or default under any of the Contracts, except as otherwise noted herein or in the Disclosure Schedules.

          (f) All information provided in the Financial Statements, this Agreement and the Disclosure Schedules, is complete and correct in all material respects and does not contain any misleading statement or omit any material information, nor does there exist any item or matter involving the internal operations or conditions of the Seller of a material nature that has either not been disclosed to Purchaser in the Financial Statements, this Agreement or the Disclosures Schedules or has been disclosed in a manner that is intended to or is likely to mislead Purchaser.


                                  ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OR PURCHASER
                  -------------------------------------------

          Purchaser hereby represents and warrants to Seller as follows:

          6.1   Organization and Good Standing.  Purchaser is a corporation duly
                ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the state of Minnesota.

          6.2   Corporate Authority.  Purchaser has full authority and power to
                -------------------
execute and to perform this Agreement in accordance with its terms. This Agreement and the transactions contemplated hereby have been duly authorized by all requisite corporate action of Purchaser and no further authorization or approval of the shareholders or directors of Purchaser is necessary in order to enable Purchaser to enter into and perform the same.

          6.3   No Breach.  The transactions contemplated hereby will not result
                ----------
in a breach, violation or default or give rise to an event which, either with or without notice or the passage of time, or both would result in a breach, violation or default of any of the terms or provisions of Purchaser's Certificate of Incorporation or By-Laws, or of any statute, governmental rule or regulation, note, bond, mortgage, license, permit, indenture, agreement, judgment, decree or other instrument or restriction to which Purchaser is a party or by which Purchaser may be bound.

          6.4   Valid Agreement.  This Agreement constitutes the valid and
                ----------------
binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except that enforcement may be subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity (including the availability of equitable and other discretionary remedies and equitable defenses), whether considered in an action in law or in equity.)


                                  ARTICLE VII
                                  -----------
                      ADDITIONAL COVENANTS AND AGREEMENTS
                      -----------------------------------

          7.1   Announcements.  Seller and Purchaser agree that no announcement
                --------------
or press release shall be made by either Seller or Purchaser relating to the transactions contemplated hereby unless approved in writing in advance by both parties hereto, except, however, that any party hereto may, upon not less than three (3) business days notice having been given to the other party hereto, make such announcement, press release or other report as may be required by any applicable state or federal law or regulation without having to obtain the advance written approval of the other party hereto.

          7.2   Seller's Employees. Effective as of the Closing Date, only those
                -------------------
employees listed on Schedule 7.2 shall be offered  employment  by the Purchaser.
                    ------------
Schedule  7.2  lists the dates of hire, dates of birth, current compensation
-------------
and date and amount of salary raise and/or bonus of each such employee. Seller shall be responsible for all benefits accrued through the Closing Date relating to employees of the Business including, without limitation, all salary, pension, bonus, medical and life insurance, severance, holiday, vacation and sick-pay benefits, and shall indemnify Purchaser from and against any and all liabilities, losses, damages, claims, costs and expenses incurred by or asserted against Purchaser arising therefrom.

          7.3   Bulk Sales Act. Purchaser waives compliance by Seller with the
                ---------------
provisions of the Uniform Bulk Sales Act as applicable in the State of Iowa; provided, however that Seller shall indemnify Purchaser for any loss, cost, expense or other charge (including, without limitation reasonable legal fees and expenses) of Purchaser resulting from or with respect to any liability arising from Seller's noncompliance with the provisions of the Uniform Bulk Sales Act as applicable in any jurisdiction to such transactions. The provisions of this
Section 7.3 shall survive the Closing for a period of three (3) years.

          7.4   Further Assurances and Access to Records.  (a) Seller hereby
                -----------------------------------------
agrees that it will at any time and from time to time after the Closing Date, upon request of and at the expense of Purchaser, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered all such further acknowledgments, deeds, assignments, transfers, conveyances and assurances as may be reasonable and necessary for the better assigning, conveying and transferring to Purchaser and to its respective successors and assigns, or for aiding and assisting in collecting and reducing to possession, any and all of the Purchased Assets to be conveyed to Purchaser as provided herein.

          (b) Purchaser hereby agrees that from and after the Closing, Seller, its authorized representatives, and representatives of federal and state taxing authorities shall have full access during normal business hours to all books and records delivered to Purchaser by Seller pursuant to Sections 4.3 and 11.1 or which otherwise concern transactions relating to the Purchased Assets.
Purchaser shall maintain such books and records for a period of not less than six (6) years following the Closing.

          (c) The provisions of this Section 7.4 shall survive the Closing and the conveyance of the Purchased Assets to Purchaser hereunder for a period of six (6) years.

          7.5   Post-Closing Environmental Indemnity.
                -------------------------------------

          Notwithstanding anything in this Agreement to the contrary, including without limitation any disclosures or disclaimers contained in any of the Disclosure Schedules, Seller agrees to be responsible for, and indemnify and hold Purchaser harmless from and against, any and all liabilities, losses, damages, claims, costs, and expenses of any nature, whether absolute, contingent, or otherwise, arising out of or relating to: (i) hazardous waste management program violations or alleged violations arising from Seller's operation of either of the Facilities prior to Closing, (ii) any violation of or liability pursuant to any environmental law (including common law), resulting from any activities or operations of, or Hazardous Substances (as such term is defined in Section 5.10(g)) used by or under the control of, Seller; (iii) any pollution, contamination, or other environmental conditions at either of the Facilities existing on or before the Closing Date; (iv) any physical or operational condition at either of the Facilities existing on or before the Closing Date that prevents such Facility from being able to operate consistently in compliance with any law, regulation, order or permit condition in effect as of the Closing Date; and (v) any breach of any representation, warranty or covenant contained in Section 5.10 or this Section 7.5. Seller's obligations under this Section 7.5 shall survive the Closing and shall continue until the expiration of all statutes of limitation applicable thereto. Except as provided herein, Purchaser agrees to be responsible for compliance with the laws applicable to, and the environmental conditions created by, Purchaser's operations and activities at the Facility after the Closing Date.

          7.6   Property Tax Proration.
                ----------------------

          Real and personal property taxes attributable to the Purchased Assets shall be allocated between Seller and Purchaser on the basis of the number of days in the applicable tax year of Seller elapsed through and including the Closing Date (which portion shall be allocated to Seller) as compared with the number of days in such tax year elapsing after the Closing Date (which portion shall be allocated to Purchaser).

                                 ARTICLE VIII
                       CONDITIONS PRECEDENT OF PURCHASER
                       ---------------------------------

The obligation of Purchaser to consummate the transactions contemplated hereby is, at the option of Purchaser, subject to the fulfillment prior to or on the Closing Date of each of the following conditions, any one or more of which may be waived in writing by Purchaser:

          8.1   Covenants Performed.  Seller shall have performed and complied
                --------------------
or shall have caused the performance and compliance in all material respects with all covenants and agreements required by this Agreement on its respective part to be performed or complied with prior to or on the Closing Date (including delivery of all documents contemplated in Section 4.3), and Purchaser shall have received a certificate to such effect executed by the President or a Vice President and the Secretary or Treasurer or an Assistant Secretary of Seller dated the Closing Date.

          8.2   Representations and Warranties True.  All of Seller's
                ------------------------------------
representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to this Agreement or the Disclosure Schedules.

          8.3   Resolution of Directors.  Seller shall have delivered to
                ------------------------
Purchaser copies of resolutions of its Board of Directors and stockholders authorizing or ratifying the execution, delivery and performance by it of this Agreement and authorizing or ratifying acts of its officers and employees in carrying out the terms and provisions of this Agreement, certified by its corporate Secretary.

          8.4   Confirmation of Title.  Purchaser shall have received from
                ----------------------
Seller, at Seller's expense, in form and substance satisfactory to Purchaser, in its sole discretion, updated abstracts of title covering the Facilities, together with such additional documentary evidence of title to the Facilities as Purchaser may request in order to enable it to obtain an A.L.T.A. form of extended title insurance covering the Facilities.

          8.5   Crop Builders Acquisition.  Purchaser shall have acquired, on or
                --------------------------
as of the Closing Date, the agri-business assets of Crop Builders, Inc., a Minnesota corporation, pursuant to an Asset Purchase Agreement in substantially the form of this Agreement, for a purchase price (excluding inventory and accounts receivable) not to exceed $500,000.00.

          8.6   Consents Obtained.  All consents, waivers, authorizations and
                ------------------
approvals required for the sale and transfer of the Purchase Assets to Purchaser at the Closing shall have been obtained.

          8.7   Other Deliveries Made.  The Employment Agreement and
                ----------------------
Noncompetition Agreement and the Real Estate Escrow Agreement, each fully executed by Robert Petersen, shall have been delivered to Purchaser pursuant to
Section 4.4.

                                  ARTICLE IX
                        CONDITIONS PRECEDENT OF SELLER
                        ------------------------------

          The obligations of Seller to consummate the transactions contemplated hereby are, at the option of Seller, subject to the fulfillment prior to or on the Closing Date of each of the following conditions, any one or more of which may be waived in writing by Seller:

          9.1   Covenants Performed. Purchaser shall have performed and complied
                --------------------
or shall have caused the performance and compliance in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser prior to or on the Closing Date (including the deliveries contemplated in Section 4.2), and Seller shall have received a certificate to such effect executed by the Chief Executive Officer or the Chief Operating Officer and the Secretary or Chief Financial Officer or an Assistant Secretary of Purchaser.

          9.2   Representation and Warranties True.  All of Purchaser's
                -----------------------------------
representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          9.3   Resolutions of Directors.  Purchaser shall have delivered to
                -------------------------
Seller copies of the resolutions of its Board of Directors authorizing or ratifying the execution and performance of this Agreement and authorizing or ratifying acts of its officers and employees in carrying out the terms and provisions of this Agreement certified by the corporate Secretary or Assistant Secretary of Purchaser.

          9.4   Instruments of Assumption.  Purchaser shall have delivered to
                --------------------------
Seller instruments, in form and substance satisfactory to Seller, whereby Purchaser assumes or causes to be assumed all of the obligations Purchaser has agreed to assume hereunder, as provided in Section 3.1.

                                   ARTICLE X
                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

          10.1  Survival of Representations, Etc.  All representations and
                ---------------------------------
warranties and agreements made by a party in this Agreement or pursuant hereto shall not be affected by any investigation at any time made by or on behalf of any other party hereto and shall survive the Closing hereunder but shall terminate and expire upon the expiration of twenty-four (24) months after the Closing Date, except as otherwise specifically provided in this Agreement.

          10.2  Indemnification by Seller.  Seller hereby agrees to indemnify
                --------------------------
and hold Purchaser harmless from and against the following:

           (1) Any and all liabilities, losses, damages, claims, costs and expenses of Purchaser of any nature, whether absolute, contingent or otherwise relating to the conduct of the Business prior to the Closing Date or to the use or ownership of the Purchased Assets prior to the Closing Date which are not expressly assumed by Purchaser as herein provided;

           (2) Any and all damages or deficiencies resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement on the part of Seller contained in this Agreement incurred by Purchaser prior to the expiration of the representation, warranty, covenant or agreement which has been breached or not fulfilled; and

           (3) Any and all claims, actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable attorneys fees) incident to any of the foregoing, including, without limitation, any action taken against Purchaser by any person under the provisions of the Uniform Bulk Sales Law of any state.

          10.3  Indemnification by Purchaser.  Purchaser hereby agrees to
                -----------------------------
indemnify and hold Seller and Subsidiary harmless from and against the following:

           (1) Any and all liabilities, losses, damages, claims, costs and expenses of Seller of any nature, whether absolute, contingent or otherwise relating to the Purchased Assets which (a) have been expressly assumed by Purchaser as herein provided or (b) relate to the use or ownership of the Purchased Assets after the Closing Date;

           (2) Any and all damages or deficiencies resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement on the part of Purchaser contained in this Agreement incurred by Seller prior to the expiration of the representation, warranty, covenant or agreement which has been breached or not fulfilled; and

           (3) Any and all claims, actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable attorneys fees) incident to any of the foregoing.

          10.4  Indemnification Procedures.
                ---------------------------

          (a) A party seeking indemnification hereunder ("Indemnitee") shall give written notice to the party from which indemnification is sought (the "Indemnitor") of any matter with respect to which Indemnitee seeks to be indemnified (a "Claim") within one hundred twenty (120) days after Indemnitee first has knowledge of such Claim, unless such Claim results from any action, suit or proceeding against the Indemnitee (a "Litigation"), in which case such notice shall be given promptly following Indemnitee's receipt of service of process in such Litigation, stating in such notice the nature of the Claim, all facts known to Indemnitee giving rise to such Claim, the amount or an estimate of the amount of the liability arising therefrom and the status of settlement or other negotiations, if any.

          (b) a claim for indemnification may, at the option of the Indemnitee, be asserted as soon as any Claim has been asserted by a third party in writing, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred, provided that the Indemnitee shall have reasonably determined
                   --------
that it may be entitled to indemnification hereunder in respect to such Claim.

          (c) After a Claim is made, the Indemnitee shall permit the Indemnitor, at Indemnitor's option and expense, to assume the defense of such action, suit, proceeding, claim, demand or assessment with full authority to conduct such defense and the Indemnitee will cooperate fully in such defense. Indemnitor and Indemnitee shall cooperate with each other in the defense of any Claim and each shall have notice of, and access to, all discovery, trial or other proceedings and all documents relating to any such Claim.

          (d) Any delay or failure to notify the Indemnitor shall relieve the Indemnitor of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnitee shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee. In the event that the Indemnitor fails to assume the defense of any Claim within thirty (30) days after the Indemnitee's notice of the Claim, the Indemnitee shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnitee at any time prior to the settlement, compromise or final determination thereof. Anything in this Section
10.4 to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee's prior written consent, settle or compromise any action or claim or proceeding or consent to entry of any judgment with respect to any such action or claim unless such settlement or compromise requires solely the payment of money damages by the Indemnitor and includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnitee from all liability in respect of such action, claim or proceeding.

          10.5  Indemnification Thresholds.  Notwithstanding the foregoing,
                ---------------------------
neither the Purchaser nor the Seller shall have any indemnity obligation under this Section 10 to the other party, unless the amount of loss or damage for any single claim for which a party would be liable exceeds $5,000.00 and unless the aggregate amount of loss or damage for all such claims for which a party would be liable exceeds $10,000.00 in the aggregate, and then in such case, the indemnification amount shall be to the full extent of the damage or losses. In addition, in the case of the Seller, any indemnity obligation under this Section 10 shall in no event exceed the purchase price for the Purchased Assets and the Business. The provisions of this Section 10.5 shall not apply to Seller's indemnification obligations under Article VII.

          10.6  Claims Against Real Estate Escrow.  Purchaser may make a Claim
                ----------------------------------
against the Real Estate Escrow in any amount to which it may be entitled under

Section 2.5 or this Article 10. Neither the making of nor the failure to make such a Claim will constitute an election of remedies or limit Purchaser in any manner in the enforcement of any other remedies that may be available to it.


                                  ARTICLE XI
                                    GENERAL
                                    -------

          11.1  Books and Records.  On or promptly following the Closing Date,
                ------------------
Seller shall deliver into Purchaser's custody all books, records, and other information of Seller relating to the Purchased Assets, including without limitation the documents included among the Miscellaneous Assets.

          11.2  Notices.  All notices under this Agreement shall be in writing
                --------
and shall be effective (I) upon personal delivery against receipt therefor, or
(ii) if sent by mail, three (3) business days after deposit in the United States Postal Service, first class, postage prepaid, registered or certified, return receipt requested. All notices given hereunder shall be addressed

                (a)       in the case of Seller, to:

                          Armstrong Ag Center, Inc.
                          5650 205/th/ Street
                          Box 79
                          Armstrong, Iowa 50514
                          Attention: Robert Petersen

          with a copy to

                          Frundt & Johnson, LP
                          117 West Fifth
                          PO Box 95
                          Blue Earth, MN 56031
                          Attention: Michael Johnson, Esq.

          and (b) in the case of Purchaser, to:

                          Royster-Clark, Inc.
                          999 Waterside Drive, Suite 800
                          Norfolk, VA 23510
                          Attention:  Paul Murphy

          with a copy to  Satterlee Stephens Burke & Burke LLP
                          230 Park Avenue
                          New York, NY 10169
                          Attention: William M. Jackson, Esq.

          And a copy to   Blethan Gage & Krause, PLLP
                          127 South Second Street
                          PO Box 3049
                          Mankato, MN 56002

                      Attention: Michael C. Karp, Esq.


or to such other address or to such other person as any party hereto shall have last designated by notice to the other parties hereto in accordance with this
Section 11.2.

          11.3  Integration and Modification.  This Agreement contains the
                -----------------------------
entire agreement among the parties hereto with respect to the transactions contemplated hereby and there are no agreements, warranties or representations which are not set forth herein. For purposes of any disclosure required hereunder, disclosure of a matter on any Disclosure Schedule shall be considered disclosure for all purposes of this Agreement. All prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing signed by the party against which such modification or amendment is sought to be enforced.

          11.4  Governing Law.  This Agreement shall be governed by and
                --------------
construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

          11.5  Binding Effect; No Assignment.  This Agreement shall be binding
                ------------------------------
and inure exclusively to the benefit of the parties and the successors, assigns and legal representatives of the parties hereto and no other Person shall be entitled to claim the benefit of or the right to enforce any provision of this Agreement which creates or may create any right or obligation between the parties hereto; provided, however, that this Agreement and all rights hereunder may not be assigned by either party hereto except by or with the written consent of the other party hereto.

          11.6  Counterparts.  This Agreement may be executed simultaneously in
                -------------
any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          11.7  Miscellaneous Rules of Construction.  The Article and Section
                ------------------------------------
headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. References in this Agreement to Sections, Schedules and Exhibits are to Sections of, and Schedules and Exhibits to, this Agreement, unless otherwise indicated. The words "hereof", "herein", "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular Article, Section or other subdivision hereof or attachment hereto. Words in the singular include the plural and words in the plural include the singular. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement or any party thereof to be drafted.

          11.8  Expenses.
                ---------

          (a) Seller and Purchaser each represent and warrant to each other that there is no broker, finder or similar person involved or in any way connected with the transaction provided for herein and each agrees to hold the other harmless from and against all claims based upon a relationship or alleged relationship with it for brokerage or finder's fees or commissions of any such person.

          (b) Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except as otherwise specifically provided herein, be paid by the party incurring such expenses.

          11.9  Waiver.  No delay on the part of any party hereto in exercising
                -------
any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. No waiver shall be enforceable against any party hereto unless in writing, signed by the party against whom such waiver is claimed, and shall be limited solely to the one event.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                              ARMSTRONG AG CENTER, INC. (Seller)



                              By: /s/ Robert L. Peterson
                                 ------------------------------
                                    President



                              ROYSTER-CLARK, INC. (Purchaser)



                              By: /s/ Paul M. Murphy
                                 ------------------------------
                                    Managing Director-Financial Planning